UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2008

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On April 28, 2008, the U.S. District Court — Central District of California, at the request of both Univision Communications Inc. (the “Company”) and Grupo Televisa S.A. (“Televisa”), agreed to reschedule the trial between such parties, to July 1, 2008. The trial, which involves the program license agreement between the Company and Televisa, under which Televisa provides the Company’s television networks with a majority of prime time programming and a substantial portion of their overall programming, was originally scheduled to begin on April 29, 2008.

Details of the litigation between the Company and Televisa are described further in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, under “Item 3. Legal Proceedings” and the risks to the Company arising from such litigation are described further under “Item 1A. Risk Factors — We receive from Televisa a significant amount of our network programming and we are engaged in litigation with Televisa.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
(Registrant)

Date: April 29, 2008	By:	/s/ PETER H. LORI
Peter H. Lori
Senior Vice President and Chief Accounting Officer